Exhibit 10.5

                                    AGREEMENT


                  THIS AGREEMENT ("Agreement") is made as of this 28th day of March, 2003, by and among ERI INVESTMENTS, INC., a Delaware Corporation, and its subsidiary corporations, EQUITABLE PRODUCTION COMPANY and NORESCO HOLDINGS, INC. (hereinafter collectively referred to as "Donors"), and EQUITABLE RESOURCES FOUNDATION, INC., a tax-exempt, charitable foundation incorporated under the laws of the Commonwealth of Pennsylvania (hereinafter referred to as the "Foundation").


                                   WITNESSETH:

                  WHEREAS, the Donors currently intend to make an irrevocable gift during the year 2003 of up to One Million (1,000,000) shares of the common stock (hereinafter referred to as the "Stock"), par value $0.01 per share, of Westport Resources Corporation, a Nevada corporation ("Westport"), to the Foundation, which gift shall be made in such stages as Donors and the Foundation shall agree; and

                  WHEREAS, Equitable Production Company and NORESCO Holdings, Inc. have made an irrevocable commitment that they will collectively donate a minimum of Nine Hundred Five Thousand (905,000) shares of Stock to the Foundation during the year 2003; and

                  WHEREAS, the Stock, in the hands of the Donors, is subject to certain limitations on transfer imposed by Rule 144 of the Securities and Exchange Commission promulgated pursuant to the Securities Act of 1933, as amended (the "Act"); and

                  WHEREAS, it is the intention and belief of the parties hereto that the Stock is and shall be freely and immediately transferable by the Foundation, and that the parties seek to ensure the same.

                  NOW, THEREFORE intending to be legally bound, the parties hereto agree as follows:

                  FIRST: The Donors, on behalf of themselves and any affiliates (as defined in Rule 144), and all other successors-in-interest, agree that disposition of any shares of Stock shall be limited for so long as the Foundation holds any of the Stock. Specifically it is agreed that the Donors and such entities or successors shall not sell, or otherwise transfer at any time any shares of Stock which when aggregated with the largest number of shares of Stock owned by the Foundation in the three months preceding the date of the sale or transfer, exceed the greater of (i) one percent (1%) of the issued and outstanding shares of Westport common stock, or (ii) the average weekly trading volume of the shares during the preceding four (4) calendar weeks, or (iii) any other applicable volume limitation under either Rule 144 or the Act itself. In addition, the Donors agree to take any and all actions reasonably necessary to confirm the right of the Foundation to sell all or any portion of the Stock under Rule 144, and shall execute and deliver all such other agreements, certificates, instruments and documents as may be necessary to affirm and confirm and to carry out the intent and accomplish the purposes of this Agreement, including, but not limited to, the procurement at the Donors' sole expense, of any necessary or appropriate opinion of counsel regarding transferability.

                  SECOND: In addition to the foregoing, the Donors represent that the transfer of the Stock to the Foundation is exempt from registration under the Act and, as of the date hereof, to the best of Donors' knowledge there is no proposed recapitalization, tender or

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exchange offer, stock repurchase program or similar plan that would have the effect of substantially reducing the number of outstanding shares of Stock within the first three (3) months following the contribution. Furthermore, as to the current contribution and any future contribution of shares of Stock to the Foundation, Donors agree not to contribute such shares in an amount that would cause the Foundation to possess more shares than can be freely sold under the limitations of Rule 144 or the Act.

                  THIRD: The Donors further represent that, as of the date hereof, Donors have not contributed shares of Westport common stock to private foundations (including the Foundation) that exceed, in the aggregate, ten percent (10%) (in value) of all of the outstanding common stock of Westport. The Donors further agree that they shall not make future contributions to private foundations (including the Foundation) that will result, in the aggregate, in contributions in excess of such ten percent (10%) limitation.


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         This Agreement is executed as of the date first written above.



                                            DONORS:

ATTEST:                                     ERI INVESTMENTS, INC.


/s/ Clara Paschitti                         By /s/ Kenneth J. Kubacki
-------------------------------------         --------------------------------
Asst. Secretary                                  Vice President



ATTEST:                                     EQUITABLE PRODUCTION COMPANY


/s/ Jean F. Marks                           By /s/ Philip P. Conti
-------------------------------------         --------------------------------
Asst. Secretary                                  Asst. Treasurer



ATTEST:                                     NORESCO HOLDINGS, INC.


/s/ Jean F. Marks                           By /s/ Philip P. Conti
-------------------------------------         ---------------------------------
Asst. Secretary                                  Asst. Treasurer



                                            FOUNDATION:

ATTEST:                                     EQUITABLE RESOURCES FOUNDATION, INC.


/s/ Martin Fritz                            By /s/ James E. Crockard, III
-------------------------------------         ---------------------------------
Secretary                                        Treasurer


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